Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-254195) and Registration Statement on Form S-8 (No. 333-206215) of Illumina, Inc. of our report dated March 29, 2021 relating to the financial statements of GRAIL, Inc., which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
San Jose, California
October 28, 2021